Exhibit 99.1

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

CORPORATE RESOLUTION

At a meeting of the Board of Directors of Electronic Systems Technology, Inc. held at 415 N. Quay St., Bldg B1, Kennewick, Washington, on February 27, 2014, the following item was presented before the meeting:

The Board reviewed and considered a proposal from Tom Kirchner, chairman of the compensation committee that stock options at $0.41 be awarded to the following:

Name	Status	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Option Exercise Price	Option Expiration Date
Melvin Brown	Director	25,000	$0.41	2/27/2017
Michael S. Brown	Director	25,000	$0.41	2/27/2017
Tom Kirchner	Officer, Director	25,000	$0.41	2/27/2017
John L. Schooley	Director	25,000	$0.41	2/27/2017
Robert Southworth	Director	25,000	$0.41	2/27/2017
Eric P. Marske	Employee	15,000	$0.41	2/27/2017
Sam Amaral	Employee	5,000	$0.41	2/27/2017
Alan Cook	Employee	5,000	$0.41	2/27/2017
Jason Muhlbeier	Employee	5,000	$0.41	2/27/2017
Anthony Pfau	Employee	5,000	$0.41	2/27/2017
Neil Hellfeldt	Employee	5,000	$0.41	2/27/2017
George M. Stoltz	Employee	5,000	$0.41	2/27/2017
Daniel Tolley	Employee	5,000	$0.41	2/27/2017

The Board then discussed and evaluated the proposal.  After discussion and upon motion duly made and seconded, the following resolutions were adopted:

RESOLVED, effective as of February 27, 2014, approval was granted for the purpose of granting stock options to qualified Officers and employees.

FURTHER RESOLVED, that the officers of the Company are authorized to take all necessary steps to complete the proposed transaction.

Certified by:

/s/ Tom L. Kirchner

                                        February 27, 2014

Tom L. Kirchner, President/CEO, Chairman

  Date